Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-130214

April 10, 2007

Burlington Northern Santa Fe Corporation

5.65% Debentures due May 1, 2017

Issuer:	Burlington Northern Santa Fe Corporation
Note Type:	Senior Unsecured Debentures
Ratings:	Baa1/BBB
Offering Format:	SEC Registered
Final Terms
Principal Amount:	$650,000,000
Benchmark:	UST 4.625% due Feb 2017
Benchmark Yield:	4.726%
Re-offer Spread:	93 bps
Re-offer Yield:	5.656%
Coupon:	5.650%
Price to Public:	99.950%
Coupon Dates:	May 1 and November 1
First Coupon Date:	November 1, 2007
Trade Date:	April 10, 2007
Settlement Date:	April 13, 2007
Maturity Date:	May 1, 2017
Make Whole Call:	T + 15 bps
Day Count Convention:	30/360
Denomination:	$2,000 x $1,000
CUSIP:	12189TAY0
Bookrunners:	Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-130214

April 10, 2007

Burlington Northern Santa Fe Corporation

6.15% Debentures due May 1, 2037

Issuer:	Burlington Northern Santa Fe Corporation
Note Type:	Senior Unsecured Debentures
Ratings:	Baa1/BBB
Offering Format:	SEC Registered
Final Terms
Principal Amount:	$650,000,000
Benchmark:	UST 4.500% due Feb 2036
Benchmark Yield:	4.926%
Re-offer Spread:	123 bps
Re-offer Yield:	6.156%
Coupon:	6.150%
Price to Public:	99.913%
Coupon Dates:	May 1 and November 1
First Coupon Date:	November 1, 2007
Trade Date:	April 10, 2007
Settlement Date:	April 13, 2007
Maturity Date:	May 1, 2037
Make Whole Call:	T + 20 bps
Day Count Convention:	30/360
Denomination:	$2,000 x $1,000
CUSIP:	12189TAZ7
Bookrunners:	Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.